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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report             (Date of earliest event reported)

                   May 14, 1999                          (May 10, 1999)





                        DELPHI INFORMATION SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                     0-15946              77-0021975
           --------                    --------             ------------
    (State or other jurisdiction     (Commission File     (I.R.S. Employer
         of incorporation)              Number)           Identification No.)

    3501 Algonquin Road, Suite 500, Rolling Meadows, IL            60008
    ---------------------------------------------------            -----
           (Address of principal executive offices)             (Zip Code)

    Registrant's telephone number, including area code:         847-506-3100
                                                                ------------

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Item 4.  Changes in Registrant's Certifying Accountant.

a(1)  Dismissal of Independent Accountant

     (i) On May 10, 1999, the Registrant advised Arthur Andersen LLP ("Andersen") that the Registrant intended to retain a different independent accounting firm for the audit of its financial statements for the year ending December 31, 1999. Andersen had been engaged as the principal accountant to audit the Registrant's consolidated financial statements.

     (ii) Andersen's report on the Registrant's consolidated financial statements for the transition period ended December 31, 1998 (the "Transition Period") had an explanatory paragraph that stated that the consolidated financials statements of the Registrant had been prepared assuming that the Company will continue as a going concern. The footnotes to the statements discussed that the going concern comment was necessary because of the effects of a shortfall between the amount then being made available to the Registrant by its lender under the Registrant's line of credit and the Registrant's projected cash requirements. None of the other reports by Andersen during the past two years contained any adverse opinion or disclaimer of opinion and no other such reports were qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Audit Committee of the Registrant's Board of Directors recommended the action taken with respect to Andersen.

     (iv) There have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Registrant's two most recent fiscal years or in the subsequent interim period through May 10, 1999 (date of termination) which disagreement(s), if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of disagreement(s) in connection with its report, except as follows. In connection with the preparation regarding the Transition Period, Andersen and the Registrant disagreed regarding the application of the recently adopted SOP 97-2 (regarding revenue recognition for software licenses) to a limited number of Registrant's contracts containing extended payment terms. The disagreement was resolved to the satisfaction of Andersen. Andersen discussed the subject matter of the disagreement with the Registrant's management and members of the Registrant's Audit Committee. The Registrant has authorized Andersen to respond fully to inquiries of any successor accountants for the Registrant regarding such issue.


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     (v)   Andersen did not advise the Registrant during the Registrant's two most recent fiscal years or in the subsequent interim period through May 10, 1999 (the date of termination);

           (A) that the internal controls necessary for the Registrant to develop reliable financial statements did not exist;

           (B) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

           (C) (1) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or in the subsequent interim period through May 10, 1999, that if further investigated might (I) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, wherein such case (2) it did not, due to the change in accountants or for any other reason, expand the scope of its audit or conduct such further investigation; or

           (D) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (I) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     (vi) The Registrant has requested Andersen to provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth above. A copy of Andersen's letter to the Securities and Exchange Commission is filed as Exhibit 16 to this Form 8-K.

A(2) Engagement of New Independent Accountant

     (i) The Registrant is currently discussing the retention of another Big 5 accounting firm.


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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        DELPHI INFORMATION SYSTEMS, INC.

                                         /s/Max Seybold
                                         ----------------------------------
                                         Max Seybold
                                         President and Chief Executive Officer

Date:            May 14, 1999


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                                  EXHIBIT INDEX


Exhibit No.             Description
-----------             ---------------

16.1               Letter from Arthur Andersen LLP to the Securities and
                   Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.
